Independent Auditors' Report


To the Board of Directors and Shareholders
Citizens Bancshares Corporation


We have audited the accompanying consolidated statement of operations, shareholders' equity, and cash flows for the year ended December 31, 1995 of Citizens Bancshares Corporation and subsidiary (the "Company").
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In  our  opinion,  the consolidated financial statements
referred  to above present fairly,  in  all  material respects, the
results of operations and cash flows of Citizens   Bancshares
Corporation and subsidiary for the year ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/KPMG Peat Marwick LLP
Atlanta, Georgia
February 20, 1998